Supplementary Materials February 3, 2011 Exhibit 99.2

NCR Confidential 2
Note to Investors
These Supplementary Materials may include forward-looking
statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on
current expectations and assumptions, and are subject to a
number of risks and uncertainties that could cause actual
results to vary materially. These risks and uncertainties are detailed from time to time in NCR’s SEC reports, including, but not limited to, Forms 10-Q, 10-K, 8-K and NCR’s annual report to shareholders. These Supplementary Materials are dated
February 3, 2011, and NCR does not undertake any obligation
to publicly update or revise these materials, whether as a
result of new information, future events or otherwise.
NCR Confidential 2

NCR Value Equation
(1)
Strong Revenue, NPOI,
EBITDAP
(2)
and Operational
EPS
2011E NPOI of $390-$410M
2011E EBITDAP of $505-
$525M
2011E Operational EPS of
$1.75 to $1.85
Anticipate PE and EBITDA
multiples will increase to
historical averages due to
reduced pension volatility
and leadership position in
core markets
*Excludes Entertainment and Pension
Bulk of investing
completed in 2010;
~$45M investment,
estimate $25M-$35M
NPOI loss and negative
$0.10 to $0.15
Operational EPS in 2011
2011E EBITDAP of
$10-$20M
Potential EBITDA multiple
of 10X or $100 - $200M
valuation benefit
Less after tax
underfunded position of
~$725M at 12/31/10
Less after tax present
value of future service
cost (not included in
liability above) of
~$105M at 12/31/10
Less after tax present
value of post retirement
obligation of ~$40M at
12/31/10
Plus cash on balance
sheet of ~$496M at
12/31/10
Core Business*
Core Business*
Entertainment
Entertainment
Pension + Other B/S Items
Pension + Other B/S Items
NCR Confidential 3
(1)
See reconciliation of GAAP to non-GAAP measures in the non-GAAP supplementary materials and/or on the investor relations page of NCR’s website.
(2)
EBITDAP is calculated as GAAP income (loss) from operations plus pension expense, plus depreciation/amortization and plus/minus special items.

NCR Pension Update – Year-End 2010
Cash Funding for Pension Plans
2010 2011E 2012E 2013E 2014E 2015E
US Qualified Plan** 0 0 60 80 70 70
US Non-qualified Plan 9 10 10 10 10 10
International Plans*** 96 115 115 115 100 45
Total 105 125 185 205 180 125
Pension Metrics & Funded Status
Asset Return            Discount rate                                   Funded Status
12/31/10 YTD 12/31/09 12/31/10 12/31/09 12/31/10
US Plans     12% 5.75% 5.25% (822) (903)
International Plans 8% 4.9% 4.6% (226) (94)*
Global 10% 5.4% 5.0% (1,048) (997)
( $ Millions)
( $ Millions)
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** The funding requirement for the US qualified plan assumes we choose 15 year funding relief and do not violate cashflow  rules
*** The funding of international plans is expected to decline to an annual amount of $10-$20 million (excluding the funding of future service cost) by 2016 as some of the underfunded plans reach fully funded status
Due to pension plan closures, service cost is expected to decline to a level of about $10m per year
All future funding estimates are approximations based on expected asset returns, discount rates, and current local requirements
The improvement in the global funded status was approximately $51m in 2010
*The ($94m) net funded status of international plans is comprised underfunded plans of ($373m), and overfunded plans of $279m
The overfunded plans are a result of local funding methodologies that use more conservative actuarial assumptions than GAAP

Non-GAAP Measures
• While NCR reports its results in accordance with generally accepted accounting principles in the United States, or GAAP, in an effort to provide additional useful information regarding
NCR’s financial results, it also furnishes certain non-GAAP information from time to time.
This non-GAAP information should not be considered as a substitute for, or superior to, results determined in accordance with GAAP.
• The Non-Pension Operating Income (NPOI) and non-GAAP Earnings Per Share (Operational
EPS) discussed in these Supplementary Materials exclude the impact of pension expense and certain special items.  Due to the significant change in its pension expense from year to year and the non-operational nature of pension expense and these special items, NCR’s management uses NPOI and Operational EPS to evaluate year-over-year operating performance. NCR may, in addition, segregate special items from its GAAP results from time-
to-time to reflect the ongoing earnings per share performance of the company.  NCR also uses
NPOI and Operational EPS to manage and determine the effectiveness of its business management and as a basis for incentive compensation.  NCR determines NPOI based on its
GAAP income (loss) from operations excluding pension expense and special items.
• NCR utilizes EBITDAP (Earnings before Interest, Taxes, Depreciation, Amortization, Pension
Expense and Special Items), for its Core Business (which excludes Entertainment), given the significance of its pension expense.  NCR believes EBITDAP provides useful information to investors because it is an indicator of the strength and performance of the company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments. NCR determines EBITDAP for a given period based on its GAAP income (loss) from operations plus pension expense plus depreciation/amortization plus/minus special items.
• The reconciliations of non-GAAP measures to comparable GAAP measures and other related information on the following slides are also available on the Investor Relations page of NCR’s website at www.ncr.com.
NCR Confidential 5

Income (Loss) from Continuing Operations (GAAP) to
Non-Pension Operating Income (non-GAAP)
2010
2011E
Core
Income (Loss) from
Continuing Operations (GAAP)
$99 $180-$200 ($25-$35)
Pension expense 208 210
-
Global headquarters relocation 18 - -
Litigation Charge 8   - -
Non-Pension Operating
Income (non-GAAP)
$333 $390-$410 ($25-$35)
2011E
Entertainment
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Diluted Earnings (Loss) Per Share from Continuing Operations (GAAP) to Diluted
Earnings (Loss) Per Share from Continuing Operations (non-GAAP)
2010
Diluted Earnings (Loss) Per Share
from Continuing Operations
(GAAP)
$0.69 $0.81-$0.91 ($0.10-$0.15)
Pension expense (0.93) (0.94) -
Impairment of assets related to an
Equity Investment
(0.05)   - -
Global Headquarters relocation (0.07) - -
Japanese subsidiary valuation reserve 0.24 - -
Litigation charge (0.03)  - -
Diluted Earnings (Loss) Per Share
from Continuing Operations (non-
GAAP)
$1.53 $1.75-$1.85 ($0.10-$0.15)
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2011E
Entertainment
2011E
Core

Income (Loss) from Operations (GAAP) to Earnings Before Interest, Taxes, Depreciation,
Amortization, Pension Expense and Special Items (EBITDAP) (Non-GAAP)
Income (Loss) from Operations (GAAP) to Earnings Before Interest,
Taxes, Depreciation, Amortization, Pension Expense and Special Items
(EBITDAP) (non-GAAP)
2011E
Core Business
2011E
Entertainment
Income (Loss) from Continuing Operations (GAAP) $180-$200 ($25-$35)
Pension Expense 210 --
Depreciation & Amortization 115 45
EBITDAP $505-$525 $10-$20
NCR Confidential 8